ASCEND ACQUISITION CORP.

ADVISOR AGREEMENT

This Advisor Agreement (the “Agreement”) is made and entered into as of February 29, 2012 (the “Effective Date”), by and between Ascend Acquisition Corp, a Delaware corporation (the “Company”), and Lee Linden (“Advisor”), whose address for notice is set forth on the signature page hereto.

Whereas, the Company believes that Advisor can make contributions to the Company with Advisor’s background, industry expertise, business advice and contacts; and

Whereas, the Company desires that Advisor assist the Company with certain opportunities, customer needs, product positioning, technical input on products, business partnerships and development and furthering of strategic relationships, and Advisor desires to provide such assistance

Now, therefore, in consideration of mutual covenants herein contained and other good and valuable consideration, the Parties hereby agree as follows:

1.    Position and Duties. Subject to all the terms and conditions of this Agreement, the Company hereby engages Advisor for special projects and matters and to make certain specified contributions to the Company as directed by the Company’s CEO, including to provide ideas and advice on investments in other potential Partner Companies and mobile games and to provide due diligence investigation and research related to the above upon request of the Company’s CEO, and such other duties and contributions as specified by the Company’s CEO from time to time. Advisor agrees to serve in such capacity pursuant to the terms and conditions of this Agreement. Advisor agrees to serve in such capacity pursuant to the terms and conditions of this Agreement. Advisor shall meet regularly as requested with the Company’s Chairman, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and/or designated representatives at such times and locations set by the Company, and shall advise the Company on matters within such Advisor’s expertise and experience. Such meetings or conferences will be at least 4 hours a week and 16 hours in a calendar month on average over the course of the term of this Agreement.

2.    Terms of Engagement.

(a)    Independent Contractor. Advisor is not an employee of the Company and has no authority to obligate or bind the Company by contract or otherwise. Advisor will not be eligible for any employee benefits. Any taxes imposed on Advisor due to activities performed hereunder will be the sole responsibility of Advisor.

(b)    Termination. Either party may terminate this Agreement at any time on notice to the other. Additionally, the Company may terminate this Agreement for “cause” if Advisor (a) refuses to carry out the duties pursuant to the terms of this Agreement as deemed reasonable by both parties, (b) commits fraud or material dishonest action in his relations with the Company or any of its subsidiaries or affiliates (“dishonest” for these purposes shall mean Advisor’s knowingly or recklessly making of a material misstatement or omission for his personal benefit) or (c) is convicted of a felony under federal or state law in conjunction with his relationship with the Company. Upon termination for any reason, the Company shall promptly reimburse Advisor for any business expenses for which Advisor is entitled to reimbursement hereunder.

3.    Remuneration and Expenses. In consideration for Advisor’s performance hereunder, while Advisor continues to provide services pursuant to the terms and condition of this Agreement, the Company shall pay Advisor $1000 per calendar year payable in equal monthly installments, which consideration Advisor acknowledges is adequate and sufficient. Advisor will not be entitled to any other compensation of any kind or nature. The Company agrees to reimburse Advisor for all pre-approved reasonable, ordinary and necessary travel expenses incurred in conjunction with Advisor's services to the Company, consistent with the Company’s standard reimbursement policy.

4.    Confidentiality.

(a)    Non-Use and Non-Disclosure. Advisor will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information (as defined below) for any purpose other than the performance of services on behalf of the Company or (ii) disclose the Confidential Information to any third party. Advisor agrees that all Confidential Information will remain the sole property of the Company. Advisor also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information.

(b)    Definition of Confidential Information. “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers, software, developments, inventions, processes, technology, designs, hardware, marketing, finances or other business information. Confidential Information does not include information that (i) is known to Advisor at the time of disclosure to Advisor by the Company as evidenced by written records of Advisor, (ii) has become publicly known and made generally available through no wrongful act of Advisor or (iii) has been rightfully received by Advisor from a third party who is authorized to make such disclosure.

(c)    Former Client Confidential Information. Advisor agrees that Advisor will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any person or entity with which Advisor has a duty to keep in confidence information acquired by Advisor. Advisor also agrees that Advisor will not contribute to the Company any proprietary information belonging to any person or entity.

(d)    Third Party Confidential Information. Advisor recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Advisor agrees that, during the term of this Agreement and thereafter, Advisor owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person or entity except as necessary in carrying out the services for the Company consistent with the Company’s agreement with such third party.

(e)    Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Advisor will deliver to the Company all of the Company’s property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that Advisor may have in Advisor’s possession or control.

2

5.    Ownership.

(a)    Assignment. Advisor agrees that all intellectual property conceived, discovered, developed or reduced to practice by Advisor, solely or in collaboration with others, during the term of this Agreement that relates to the business of the Company which Advisor investigates or consults on for the Company in the Company’s line of business (collectively, “Inventions”), are the sole property of the Company. Advisor also agrees to assign (or cause to be assigned) and hereby assigns to the Company all Inventions and all intellectual property related to all Inventions.

(b)    Further Assurances. Advisor agrees to assist Company at the Company’s expense, to secure the Company’s rights in Inventions and intellectual property relating to such Inventions. Advisor also agrees that Advisor’s obligation in this regard shall continue after the termination of this Agreement.

6.    Miscellaneous Provisions.

(a)    Assignment. This Agreement is for personal services of Advisor and is not assignable by Advisor.

(b)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(c)    Entire Agreement; Modifications. This Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior and contemporaneous understandings or agreements, whether written or oral, with respect to the subject matter hereof. All modifications to the Agreement must be in writing and signed by each of the parties hereto.

[signature page follows]

3

IN WITNESS WHEREOF, the Company and Advisor have executed this Advisor Agreement as of the date first written above.

ASCEND ACQUISITION CORP.

By:	/s/ Craig dos Santos

Name:	Craig dos Santos

Title:	Chief Executive Officer

ADVISOR:

/s/ Lee Linden
(Signature)

Lee Linden
(Print Name)

Address:

4